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                                                                   EXHIBIT 21.01

            DIRECT AND INDIRECT SUBSIDIARIES OF THE COMPANY
                   (without regard to significance)


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                                   JURISDICTION OF
NAME                               INCORPORATION
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

ICVerify, Inc.                     Delaware
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ICVerify GmbH                      Germany
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EZCharge, Inc.                     Maryland
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CyberCash India Private Limited    India
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Reston Parkway I, Inc.             Delaware corporation
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Reston Parkway II, Inc.            Delaware corporation
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CyberCash International C.V.       The Netherlands
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CC International B.V.              The Netherlands
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CyberCash Japan C.V.               The Netherlands
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CyberCash K.K.                     Japan
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CyberCash Asia Limited             Hong Kong
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CyberCash GmbH                     Germany
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CyberCash (UK) Limited             United Kingdom
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